UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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MOBILEIRON, INC.
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Dear Shareholders;

It is hard to believe nearly four months have passed since I joined MobileIron. It’s been a whirlwind of learning. I have spent a lot of my time meeting with customers, partners, and employees and I am excited to share my thoughts as well as updates on our company.

First and of great importance, before joining MobileIron, I was a customer. At my previous company, we wanted to use mobile technology to transform the business, and when we evaluated potential solutions, MobileIron was the clear winner. When MobileIron approached me about joining the team, I saw a company with what I believe is the best product in the market and an opportunity to dominate an emerging technology category. It was also clear that I could bring my sales and go-to-market experience to the job of building MobileIron into a global leader. I am very pleased to join the team and I see great opportunities ahead of us.

When I accepted the offer to become CEO, I had formulated several hypotheses. We are at the beginning of the mobile computing era. A few companies have adopted mobile technologies in a big way, but they are the early vanguard. The next-in-line market is enormous. Many companies are just starting to look beyond delivering secure email on mobile devices and they are preparing to build out mobile computing strategies. It’s clear to me that mobile technologies are the future of enterprise computing, but trying to predict the timing and magnitude of adoption cycles is difficult.

I’ve spent most of the last several months on the road meeting with over 100 customers. In some cases I learned things that reinforced the beliefs I had when I joined MobileIron. Additional organizations around the world are early in their adoption of mobile technologies and are trying to figure out how to mobilize their business processes. These are the most exciting conversations to have because our customers realize that we can help them with their business outcomes. With MobileIron, they can use mobile technology to transform their business.

In other cases, I learned things that were surprising. I spoke to a major industrial company that has young workers telling them: “If I can’t use a Mac and an iPad, I’m not going to work here.” Mobile technology is not a nice to have; it is a critical recruitment tool and differentiator with the new generation of workers. This demographic change is an accelerant for our business.

When I look at 2015 data, my impression is that, in growing fast, MobileIron hit several challenges as a direct result of its hyper growth in previous years. Our customers are transitioning from a legacy PC-era mindset and developing Mobile First business transformation strategies. We, too, need to scale and adapt our business for this next phase of growth.

For 2016, my focus is on four things:

1.Increasing our execution velocity

2.Ensuring a quality experience for our customers and partners

3.Delivering innovation that solves customers’ problems today and anticipates their needs in the future

4.Achieving cash flow breakeven by the end of the year

Mobile computing is becoming mainstream; we’re seeing customers using our software to secure tens of thousands and even hundreds of thousands of mobile devices. I’m excited about MobileIron’s future and I look forward to providing an update in next year’s shareholder letter.

Regards,

Barry,

Barry Mainz

President and CEO, MobileIron

415 East Middlefield Road
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 23, 2016

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of MobileIron, Inc., a Delaware corporation (the “Company”), which will be held on Thursday June 23, 2016 at 10:00 a.m. Pacific Time. We are pleased to announce that this year, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/MOBL2016. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company. We believe that hosting a virtual meeting will enable increased stockholder attendance and participation by allowing stockholders to participate from any location around the world.

At the Annual Meeting, stockholders will vote on the following matters:

1.	To elect the Company’s Board of Director (the “Board”) nominees, Tae Hea Nahm, Frank Marshall and Aaref Hilaly, to the Board to hold office until the 2019 Annual Meeting of Stockholders.

2.	To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016.

3.	To ratify and approve the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 25, 2016. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Thursday June 23, 2016 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/MOBL2016.

The proxy statement and annual report to stockholders

are available at http://materials.proxyvote.com/60739U.

The Board of Directors recommends that you vote FOR the proposals identified above.

By Order of the Board of Directors

/s/ Laurel Finch

Laurel Finch,
Vice President, General Counsel, Chief Compliance Officer and Secretary

Mountain View, California

April 28, 2016

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

415 East Middlefield Road
Mountain View, CA 94043

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

June 23, 2016

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of MobileIron, Inc. (the “Board”), is soliciting your proxy to vote at MobileIron’s 2016 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Thursday, June 23, 2016 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/MOBL2016, where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement and our 2015 Annual Report, are being distributed and made available on or about May 6, 2016. As used in this Proxy Statement, references to “we,” “us,” “our,” “MobileIron” and the “Company” refer to MobileIron, Inc. and its subsidiaries.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of MobileIron is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We will begin distributing the Notice on or about May 6, 2016 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with the Notice, on or about May 6, 2016.

What proxy materials are available on the internet?

The 2016 proxy statement and 2015 Annual Report on Form 10-K are available at http://materials.proxyvote.com/60739U.

How do I attend the Annual Meeting?

This year’s Annual Meeting will be held entirely online via audio webcast to allow greater participation. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2016. If you are a stockholder of record, you will be asked to provide the control number from your Notice. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

Who can vote at the Annual Meeting?

If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/MOBL2016. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

The webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

•To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 22, 2016 to be counted.

•To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on June 22, 2016 to be counted.

•To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We are holding the Annual Meeting online and providing Internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Stockholder of Record:  Shares Registered in Your Name

If on April 25, 2016 your shares were registered directly in your name with MobileIron’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 25, 2016 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•Election of three directors nominated by the Board to serve until the 2019 Annual Meeting of Stockholders;

•Ratification of selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016; and

•Ratification and approval of the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

Stockholders of Record: Shares Registered in Your Name

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2016. On this record date, there were 85,097,579 shares of common stock outstanding and entitled to vote.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016, and “For” the ratification and approval of the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan described in Proposal 3. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

You may submit another properly completed proxy card with a later date.

You may grant a subsequent proxy by telephone or through the internet.

You may send a timely written notice that you are revoking your proxy to MobileIron’s Secretary at 415 East Middlefield Road, Mountain View, CA 94043.

You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 6, 2017 to MobileIron’s Secretary at 415 East Middlefield Road, Mountain View, CA 94043 and comply with the requirements in the Company’s Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided, however, that , that if our 2017 annual meeting of stockholders is held before May 24, 2017 or after July 23, 2017, then the deadline is a reasonable amount of time prior to the date we begin to print and mail our proxy statement for the 2017 annual meeting of stockholders. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than March 25, 2017 and not earlier than February 23, 2017, provided, however, that if our 2017 annual meeting of stockholders is not held between May 24, 2017 or after July 23, 2017, then your proposal must be received not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals,  votes  “For”, “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.  In this regard, the election of directors (Proposal No. 1) is a matter considered non-routine under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore MobileIron expects broker non-votes on Proposal No. 1. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 1, your broker may not vote with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting, however, broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal No. 1.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

To be approved, Proposal No. 2, ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2016, must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal No. 3, approval and ratification of the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present online, by remote communication, if applicable, or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy.  On the record date, there were 85,097,579 shares outstanding and entitled to vote. Thus, the holders of 42,548,790 shares must be present online during the meeting or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

MobileIron, Inc.’s Board of Directors (the “Board”) is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, provided, however, that whenever the holders of any class of stock are entitled to elect a director, vacancies of such class shall be filled by a majority of the directors elected by such class then in office.  A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has nine members.  There are three directors in the class whose term of office expires in 2016.  Each of the nominees listed below is currently a director of the Company. Each of the nominees listed below was recommended for election by the Nominating and Corporate Governance Committee of the Board. Mr. Nahm was appointed to the Board in September 2007, Mr. Marshall was appointed to the Board in December 2007 and Mr. Hilaly was appointed to the Board in June 2012. If elected at the Annual Meeting, each of these nominees would serve until the 2019 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the shares present online at the meeting or represented by proxy and entitled to vote at the Annual Meeting. Proxies cannot be voted for more than three persons. The three nominees nominated by the Board of Directors to serve as Class II directors must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” or “Withheld” will affect the outcome.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee for director. In addition, following the biographies of the nominees are the biographies of Class I and Class III directors containing information regarding each director continuing to serve on the Board.

CLASS II NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2019 ANNUAL MEETING

TAE HEA NAHM

Mr. Tae Hea Nahm, 56, has served as one of our directors since September 2007 and as our Chairman since April 2014. Mr. Nahm has been a Managing Director of Storm Ventures, a venture capital firm he co-founded, since September 2000. Prior to Storm Ventures, Mr. Nahm was a partner at the law firms of Venture Law Group and Wilson Sonsini Goodrich & Rosati. Mr. Nahm also serves on the board of directors of Marketo, Inc. and several privately held companies, and served on the board of directors of Com2uS Corporation, a South Korean mobile game development company, from 2005 to 2013. Mr. Nahm holds an A.B. in Applied Mathematics from Harvard University and a J.D. from the University of Chicago Law School.  Mr. Nahm serves as the chair of MobileIron’s Compensation Committee and is a member of the Company’s Nominating and Corporate Governance Committee.  He brings to the Board and the committees on which he serves specific expertise in corporate finance, business strategy and corporate development gained from his significant experience in the venture capital industry.  As noted above, Mr. Nahm is a Managing Director of Storm Ventures, which is a stockholder of the Company.  He is also a member of the board of directors of Marketo, which the Company has engaged as a vendor. Mr. Nahm previously served as a board member and stockholder in Averail Corporation, which the Company acquired in April 2014.

FRANK MARSHALL

Mr. Frank Marshall, 69, has served as one of our directors since December 2007. Mr. Marshall is an early stage technology investor and management consultant, and he has been actively involved in early stage investing with Timark LP and later as General Partner of Big Basin Partners LP since 1997. Mr. Marshall has served on the board of directors of the wireless networking company Aerohive Networks, Inc. since March 2011. Mr. Marshall served on the board of directors of Infoblox Inc., an automated network control company, from March 2004 to December 2013. Mr. Marshall served on the board of directors of PMC-Sierra Inc., a semiconductor company, from April 1996 until February 2012, and served as its lead independent director from May 2005 until February 2012. Mr. Marshall joined the board of directors of Juniper Networks, Inc. in April 2004 in connection with Juniper’s acquisition of Netscreen Technologies, Inc., an integrated network security solutions company, and served as a member of the Juniper board of directors until February 2007. Previously, Mr. Marshall served on the board of directors of Netscreen from December 1997 until April 2004, acting as Chairman of the Board of Netscreen from November 2002 until April 2004. He served as Vice President and then General Manager, Core Business Products unit of Cisco Systems, Inc. from 1992 until 1997. Mr. Marshall holds a B.S. in Electrical Engineering from Carnegie Mellon University and an M.S. in Electrical Engineering from University of California, Irvine.  Mr. Marshall serves as the chair of MobileIron’s Nominating and Corporate Governance Committee and a member of its Compensation Committee.  His experience and expertise with technology companies provides the Board with insight, guidance and leadership.  Mr. Marshall is a limited partner in Sequoia Capital Venture Funds, funds associated with Sequoia Capital. Sequoia Capital is a stockholder of the Company.  Additionally, as noted above, Mr. Marshall is the general partner of Timark, L.P. and Big Basin Partners, L.P., both of which are stockholders in the Company.

AAREF HILALY

Mr. Aaref Hilaly, 44, has served as one of our directors since June 2012. Mr. Hilaly joined Sequoia Capital, a venture capital firm, in April 2012 and has been a Managing Member of Sequoia Capital Operations, LLC since 2015. He currently serves on the board of directors of a number of privately-held companies, including Skyhigh Networks, Inc. and ThousandEyes, Inc. Prior to joining Sequoia Capital, Mr. Hilaly served as Vice President, Engineering at Symantec from June 2011 to April 2012. He was the Chief Executive Officer of Clearwell Systems, Inc. a provider of analytics software for electronic discovery, from April 2005 until Clearwell’s acquisition by Symantec in June 2011. Prior to that, Mr. Hilaly was the founder and Chief Executive Officer of CenterRun, Inc., a pioneer in datacenter automation, which was acquired by Sun Microsystems, Inc. Mr. Hilaly holds an M.B.A. from Harvard Business School, a Masters degree in Economics from McGill University and a B.A. from Oxford University. Mr. Hilaly is a member of MobileIron’s Audit Committee.  The Board believes Mr. Hilaly’s leadership role and experience as chief executive officer at a number of companies, including technology and cloud computing companies, adds strong industry experience and management guidance to the Board.  Mr. Hilaly is a non-managing member of SC XII Management, LLC, an entity associated with Sequoia Capital. Several entities affiliated with Sequoia Capital are stockholders of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE IN CLASS II

CONTINUING DIRECTORS

In addition to the three director nominees, MobileIron has six other directors who will continue in office after the Annual Meeting with terms expiring in 2017 and 2018. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

KENNETH KLEIN

Mr. Kenneth Klein, 56, has served as one of our directors since February 2016. Since October 2013, Mr. Klein has served as Chairman of the Board and Chief Executive Officer of Tintri, Inc., a virtualization-aware storage company. Previously, he was with Wind River Systems, Inc. (“Wind River”), an embedded software company, where he served as a director from July 2003 and as Chairman of the Board, President and Chief Executive Officer from January 2004 until Wind River’s $1 billion acquisition by Intel in June 2009. Mr. Klein continued as President of Wind River after it became an Intel subsidiary until October 2013. Prior to joining Wind River, Mr. Klein was with Mercury Interactive Corporation, a software company focused on business technology optimization, where he served as Chief Operating Officer from January 2000 until December 2003. He also served as a director of Mercury Interactive Corporation from July 2000 until December 2003 and held management positions there from 1992 through 1999, including President of North American Operations and Vice President of North American Sales. Mr. Klein holds a B.S. in electrical engineering and biomedical engineering from the University of Southern California. He is a USC Distinguished Alumnus, member of the USC Viterbi School of Engineering Board of Councilors, founder of USC's Klein Institute for Undergraduate Engineering Life, and a USC Trustee. The Board believes Mr. Klein’s leadership role and experience as chief executive officer at a number of software companies adds strong industry experience and management guidance to the Board.

ROBERT TINKER

Mr. Robert Tinker, 46, served as our President and Chief Executive Officer from January 2008 to January 2016 and has served as a member of our board of directors since January 2008. From March 2005 to January 2008, Mr. Tinker was Director of Marketing and Business Development at Cisco Systems, Inc., leading business development for Cisco Systems’ wireless business units. Before joining Cisco, Mr. Tinker was Vice President of Business Development at Airespace, Inc., a provider of wireless local area networking systems, from August 2002 until Airespace’s acquisition by Cisco in March 2005. Prior to Airespace, Mr. Tinker served as Director of Marketing and Business Development at Vertical Networks, Inc., a provider of integrated communications platforms, from July 1998 to July 2002. Prior to Vertical Networks, Mr. Tinker served as Vice President of Information Technology and Operations at NationsBank Corporation, which was acquired by Bank of America, from July 1992 to August 1996. He holds a B.S. in Systems Engineering from the University of Virginia and an M.B.A. from Stanford University. As MobileIron’s former President and Chief Executive Officer, Mr. Tinker was responsible for overseeing all aspects of our business, including product development and business strategies.  Accordingly, he is able to impart to our Board the business and financial acumen essential for a complete understanding by our Board of MobileIron’s operations, strategies and development plans.

JAMES TOLONEN

Mr. James Tolonen, 66, has served as one of our directors since February 2014. Mr. Tolonen served as the Senior Group Vice President and Chief Financial Officer of Business Objects, S.A., an enterprise software solutions provider, where he was responsible for its finance and administration functions commencing in January 2003 until its acquisition by SAP AG in January 2008. He remained with SAP AG until September 2008. Mr. Tolonen served as the Chief Financial Officer and Chief Operating Officer and a member of the board of directors of IGN Entertainment Inc., an Internet media and service provider focused on the videogame market, from October 1999 to December 2002. He served as President and Chief Financial Officer of Cybermedia, a PC user security and performance software provider, from April 1998 to September 1998, and as a member of its board of directors from August 1996 to September 1998. Mr. Tolonen served as Chief Financial Officer of Novell, Inc., an enterprise software provider, from June 1989 to April 1998. Mr. Tolonen has served on the board of directors of Imperva, Inc., an enterprise data center security company, since July 2012, and served on the board of directors of Blue Coat Systems, Inc. from May 2008 to February 2012, and Taleo Corporation from August 2010 to April 2012. Mr. Tolonen holds a B.S. in Mechanical Engineering and an M.B.A. from the University of Michigan. Mr. Tolonen is also a Certified Public Accountant.  Mr. Tolonen chairs MobileIron’s Audit Committee.  He was added to MobileIron’s Board to bolster the Board’s expertise in finance.  Additionally, Mr. Tolonen’s background in accounting, his extensive experience as chief financial officer for a number of publicly held companies, including at several security and software companies, as well as his involvement on numerous audit committees, is instrumental to our Audit Committee and the Board as a whole.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2018 ANNUAL MEETING

MATTHEW HOWARD

Mr. Matthew Howard, 52, has served as one of our directors since March 2008. Mr. Howard joined Norwest Venture Partners, a venture capital firm, in August 2000 and became managing partner in 2013. Mr. Howard currently serves on the board of directors of several privately-held companies, including Blue Jeans Network, Inc., Bitglass, Inc. and Bluenose Analytics, Inc. Mr. Howard holds a B.B.A. in Business Administration with an emphasis in information systems from Chaminade University of Honolulu and an M.S. in telecommunications management from Golden Gate University. The independent directors of the Nominating and Corporate Governance Committee believe that Mr. Howard’s long tenure as a director of the Company positions him to contribute to the Board his extensive knowledge of the Company and to provide Board continuity. In addition, the independent directors of the Committee believe that his experience as a director on the boards of a number of other companies has provided him with operational and industry expertise, as well as leadership skills that are important to the Board. In particular, his experience with technology and mobile companies is especially valuable in view of the Company’s growth plans. The Committee also believes that, as a result of his extensive experience with technology and mobile companies, Mr. Howard skills are especially valuable in his roles on the Company’s Compensation and Nominating and Corporate Governance Committees. Mr. Howard is on the Technical Advisory Board for In-Q-Tel’s Lab41 initiative. In-Q-Tel is a stockholder and a customer of the Company. Additionally, Mr. Howard is the co-chief executive officer of NVP Associates, LLC, the managing member of the general partner of Norwest Venture Partners X, LP, a stockholder of the Company.

GAURAV GARG

Mr. Gaurav Garg, 50, has served as one of our directors since March 2008. Mr. Garg co-founded Wing Ventures, a venture capital firm in June 2013. He has served on the board of directors of Ruckus Wireless, Inc. since August 2002, FireEye, Inc. from September 2004 to October 2014, and Jasper Wireless from May 2005 to March 2016. Mr. Garg currently serves on the boards of a number of privately held technology companies, including Instart Logic, Cohesity, and Shape Security, Inc., and previously Netscaler Inc. (acquired by Citrix Systems, Inc.). From May 2001 to June 2010, Mr. Garg was a non-managing member at Sequoia Capital, a venture capital firm. He served as a Special Limited Partner at Sequoia Capital from July 2010 to October 2012. Prior to joining Sequoia Capital, Mr. Garg was a founder, board member and Senior Vice President of Product Management at Redback Networks, Inc., a telecommunications equipment company acquired by Ericsson, Inc. in 2007. Prior to Redback Networks, Mr. Garg held various engineering positions at SynOptics Communications, Inc. and Bay Networks, Inc., both computer network equipment vendors. Mr. Garg holds a B.S. and an M.S. in Electrical Engineering and a B.S. in Computer Science, all from Washington University in St. Louis.  Mr. Garg has served on the Company’s Board of Directors for more than eight years.  Accordingly, the Nominating and Corporate Governance Committee believes that Mr. Garg’s long history as a director and also as an Audit Committee Member provide him with insight into and extensive knowledge of the Company, and also provide the Board with stability and continuity.  Additionally, the Committee is of the opinion that because of his substantial board experience at other public and privately-held companies, as well as his considerable engineering background, Mr. Garg provides the Board and the Audit Committee with strong industry experience.  Furthermore, based on his prior experience as chief executive officer at two privately-held technology companies, Mr. Garg brings to the Board and Audit Committee strong leadership experience and an understanding of how to manage strategic partnerships and alliances. Mr. Garg is the general partner, managing member or trustee of certain entities or trusts that hold stock in the Company.

BARRY MAINZ

Mr. Barry Mainz, 52, has served as our President and Chief Executive Officer and as one of our Directors since January 2016. Prior to joining MobileIron, Mr. Mainz served as President of Wind River, an embedded and mobile software company and wholly owned subsidiary of Intel Corporation, from October 2013 to December 2015, where he was responsible for the management of Wind River’s business and setting the company’s strategy. Before becoming its President, Mr. Mainz served as Wind River’s Chief Operating Officer from February 2007 until September 2013, where he was responsible for Wind River’s day to day operations, and as Wind River’s Vice President, Worldwide Customer Operations, from July 2005 until January 2007. From May 1999 until June 2005, Mr. Mainz served as Vice President, Corporate Sales Division, for Mercury Interactive Corporation, a software company. Mr. Mainz holds a B.A. in Communications from San Francisco State University. As MobileIron’s President and Chief Executive Officer, Mr. Mainz is responsible for overseeing all aspects of our business, including product development and business strategies.  Accordingly, he is able to impart to our Board the business and financial acumen essential for a complete understanding by our Board of MobileIron’s operations, strategies and development plans.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NASDAQ listing standards: Mr. Garg, Mr. Hilaly, Mr. Howard, Mr. Klein, Mr. Marshall, Mr. Nahm, and Mr. Tolonen. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of our directors are or have been affiliated, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  Mr. Mainz, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with MobileIron, and Mr. Tinker, our former President and Chief Executive Officer, is not an independent director by virtue of his prior employment with MobileIron.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Mr. Nahm, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board. The Company believes that separation of the positions of the Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board of Directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to MobileIron its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process.  The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.  Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.  The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function.  Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct.  Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight.  Both the Board as a whole and the various standing committees receive periodic reports from the General Counsel, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors met eight times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2015 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance

Mr. Barry Mainz(1)
Mr. Gaurav Garg	X
Mr. Matthew Howard		X	X
Mr. Kenneth Klein(2)
Mr. Aaref Hilaly	X
Mr. Frank Marshall		X	X*
Mr. Tae Hea Nahm		X*	X
Mr. Robert Tinker
Mr. James Tolonen	X*

Total meetings in fiscal 2015	4	12	4

* Committee Chairperson

(1)	Mr. Mainz joined the Board of Directors in January 2016.
(2)	Mr. Klein joined the Board of Directors in February 2016.

Below is a description of each committee of the Board of Directors.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist the Board in fulfilling the Board’s oversight responsibilities with respect to (i) the Company’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, and systems of disclosure controls and procedures, as well as the quality and integrity of the Company’s financial statements and reports, (ii) the qualifications, independence and performance of the registered public accounting firm or firms engaged as the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing audit services, (iii) review of any reports or other disclosure required by the applicable rules and regulations of the SEC to be included in the Company’s annual proxy statement and periodic reports and (iv) the performance of the Company’s internal audit function, if any. In order to accomplish these purposes, the Audit Committee performs several functions.  The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditor; determines and approves engagements of the independent auditor to perform all proposed audit, review and attest services, as well as non-audit services; monitors the rotation of the partners of the independent auditor on the Company’s audit engagement team, as required under applicable law;  reviews and discusses with management and the Company’s independent auditors the Company’s guidelines and policies with respect to financial risk management and financial risk assessment; confers with management and the Company’s independent auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting and the Company’s disclosure controls and procedures, including any significant deficiencies and significant changes in internal controls; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; considers and approves or disapproves any related party transactions; reviews with management and the independent auditor the Company’s annual audited financial statements, quarterly financial statements and annual audit, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Mr. Tolonen, Mr. Garg and Mr. Hilaly. The Audit Committee met four times during the fiscal year.  The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Corporate Governance.”

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are super-independent (as super-independence is currently defined in Rule 5605(c)(2)(A)(iii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Tolonen qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Tolonen’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.  In addition to the Company’s Audit Committee, Mr. Tolonen also serves on the board of directors of Imperva, Inc.  The Board of Directors has determined that this simultaneous service does not impair Mr. Tolonen’s ability to effectively serve on the Company’s Audit Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2015 with management of the Company.  The Audit Committee has discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche the accounting firm’s independence.

(1)   The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Mr. James Tolonen
Mr. Gaurav Garg
Mr. Aaref Hilaly

Compensation Committee

The Compensation Committee is composed of three directors: Mr. Nahm, Mr. Howard and Mr. Marshall.  All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). In addition, the Board of Directors has also determined that each of members of the Company’s Compensation Committee is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.  The Compensation Committee met twelve times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Corporate Governance.”

The Compensation Committee of the Board of Directors acts on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s compensation policies, plans and programs and determines the compensation to be paid to the Company’s executive officers and directors.  The Compensation Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•reviewing and approving corporate performance goals and objectives relevant to the compensation of the Company’s executive officers and other senior management, as appropriate, which powers shall include the power to exercise discretion to adjust compensation based on such goals and objectives;

•evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs;

•establishing policies with respect to equity compensation arrangements;

•reviewing and approving the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements (including, without limitation, perquisites and any other form of compensation) for the Company’s executive officers and, as appropriate, other senior management;

•approving any loans by the Company to employees; and

•reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in Proxy Statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary, as was the case in 2015 when the Compensation Committee met more frequently in connection with the hiring of new members to the Company’s executive team. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the head of Human Resources and the General Counsel.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The Chief Executive Officer may not be present during voting or deliberations of the Compensation Committee regarding his compensation.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of the work of any other advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NASDAQ, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NASDAQ described above, the Compensation Committee engaged Compensia, Inc., or Compensia, as its compensation consultants.  Compensia was selected because it is a well-known and respected national compensation consulting firm that commonly provides information, recommendations and other executive compensation advice to compensation committees and management.

The Compensation Committee requested that Compensia:

•evaluate the efficacy of the Company’s existing compensation strategy and practices in supporting and reinforcing the Company’s long-term strategic goals; and

•assist in refining the Company’s compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to assist in developing an appropriate group of peer companies to help the Company determine the appropriate level of overall compensation for its directors and executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation the Company offers its directors and executive officers is competitive and fair. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee recommended that the Board of Directors approve the recommendations of Compensia.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer.  The Compensation Committee recommends to the independent members of the Board for determination and approval the compensation and other terms of employment of the Company’s Chief Executive Officer and evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives.  For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for overseeing the Company’s corporate governance functions on behalf of the Board, making recommendations to the Board regarding corporate governance issues, reviewing and evaluating the performance of the Board, identifying and evaluating candidates to serve as directors of the Company consistent with the criteria approved by the Board, serving as a focal point for communication between director candidates, non-committee directors and the Company’s management, selecting or recommending to the Board for selection candidates to the Board, or, to the extent required below, to serve as nominees for director for the Annual Meeting of stockholders and making other recommendations to the Board regarding affairs relating to the directors of the Company.

The Nominating and Corporate Governance Committee is composed of three directors:  Mr. Marshall, Mr. Howard and Mr. Nahm. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met four times during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investors.mobileiron.com/ under “Corporate Governance.”

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of MobileIron, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-

term interests of our stockholders.  Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board of Directors, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.  However, the Nominating and Corporate Governance Committee has the power and authority to establish any policies, requirements, criteria and procedures, including policies and procedures to facilitate stockholder communications with the Board, to recommend to the Board appropriate action on any such proposal or recommendation and to make any disclosures required by applicable law in the course of exercising its authority.  Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to MobileIron’s Secretary at 415 East Middlefield Road, Mountain View, CA 94043 not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s Annual Meeting. The written notice must be supplemented on a timely basis as set forth in the Company’s bylaws.  Also as discussed in MobileIron’s bylaws, submissions must set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or reelection at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors, and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) as of the date of the notice, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (1) the name and address of each Proponent, as they appear on the corporation’s books, (2) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent, (3) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing, (4) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to participate online or by proxy at the meeting to nominate the person or persons specified in the notice, (5) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees, (6) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice, and (7) a description of any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial (a “Derivative Transaction”) by each Proponent during the previous twelve (12) month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board by mailing a comment, concern or question to MobileIron’s Corporate Secretary at 415 East Middlefield Road, Mountain View, CA 94043.  Alternatively, stockholders may also communicate with the Board using the form provided on Company’s website at http://investors.mobileiron.com/contactboard.cfm. Communications are distributed to the Board, or to any individual director as appropriate depending on the facts and circumstances outlined in the communication.  In that regard, the

Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  The Company believes its responsiveness to stockholder communications to the Board has been excellent.

CODE OF ETHICS

The Company adopted the MobileIron Code of Business Conduct, as amended, that applies to all officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors, employees and independent contractors of MobileIron and its subsidiaries.  The Code of Business Conduct, as amended, is available on the Company’s website at http://investors.mobileiron.com/ under “Corporate Governance.”  If the Company makes any substantive amendments to the Code of Business Conduct, as amended, or grants any waiver from a provision of the Code of Business Conduct, as amended, to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at http://investors.mobileiron.com/ under “Corporate Governance.”

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company’s financial statements since 2010. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of shares present online at the meeting, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote on the matter will be required to ratify the selection of Deloitte & Touche LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2015 and December 31, 2014, by Deloitte & Touche LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2015	2014
Audit Fees(1)	$1,092,700	$2,291,500
Tax Fees(2)	87,840	87,218
All Other Fees	—	—
Total Fees	$1,180,540	$2,378,718

(1)

Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our annual report on Form 10-K and our Registration Statement on Form S-1 filed with the SEC in connection with our initial public offering, review of our quarterly financial statements presented in our quarterly report on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)	Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2015 financial statements, the Company entered into an engagement agreement with Deloitte & Touche LLP that set forth the terms by which Deloitte & Touche LLP performed audit services for the Company.  That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.  The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2

Proposal 3

Approval of the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan

Overview

We are asking our stockholders in this Proposal 3 to approve our 2014 Equity Incentive Plan, as amended, in order to (i) permit us to grant awards under our 2014 Equity Incentive Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (Code), (ii) set limits on the total value of equity and cash compensation that may be paid to any of our non-employee directors during any one calendar year and (iii) make other clarifying amendments. We refer to our 2014 Equity Incentive Plan, as amended by our Board in April 2016, as the “Amended 2014 Plan” throughout this proxy statement.

The affirmative vote of the holders of a majority of the shares present online during the meeting or represented by proxy and entitled to vote will be required to approve the Amended 2014 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Reasons to Approve the Amended 2014 Plan

Our 2014 Equity Incentive Plan was originally approved by our Board in April 2014 and subsequently approved by our stockholders in May 2014 in connection with our initial public offering. In April 2016, based on the recommendations of our Compensation Committee, our Board adopted the Amended 2014 Plan, subject to stockholder approval, to (i) revise the permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the Amended 2014 Plan to reflect the elimination of the concept of “extraordinary items” from the generally accepted accounting principles (GAAP) method of accounting, (ii) provide that the maximum number of shares of common stock subject to stock awards granted during a single calendar year to any non-employee director under the Amended 2014 Plan, taken together with any cash fees paid to such non-employee director during such calendar year for services on the Board, will not exceed $600,000 in total value, and (iii) make such other clarifying amendments.

Our Board adopted a limit on director compensation in order to place a meaningful limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one calendar year, and to provide our stockholders with a say on appropriate limits for non-employee director compensation. In setting such a limit, our Board considered the effectiveness and reasonableness of the equity and cash compensation that we offer to our non-employee directors along with industry benchmarks in consultation with Compensia, its independent compensation consultant. We believe that such a limit allows us to stay within reasonable bounds of what the market requires in a competitive environment, while also placing meaningful restrictions on the amount of compensation that may be awarded to our non-employee directors.

Approval of the Amended 2014 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2014 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe that it is in the best interests of us and our stockholders to grant “performance-based compensation” under Section 162(m) pursuant to the Amended 2014 Plan. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by stockholders and, accordingly, our stockholders are requested to approve the Amended 2014 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2014 Plan.

Prior to the Annual Meeting, stock awards issued under the Amended 2014 Plan have not been subject to the deductibility limits under Section 162(m) of the Code because compensation plans that are in effect before a company becomes public may be subject to certain transition rules that defer the application of Section 162(m) of the Code for a period of time after the company goes public. For companies that become publicly held through an initial public offering, the transition period generally expires at the first meeting of the company’s stockholders at which the directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering occurs.  This transition period, as it relates to us, expires at our Annual Meeting in 2018.

Our Board believes that it is in the best interests of the Company and its stockholders to (i) place a meaningful limit on compensation paid to our non-employee directors, and (ii) be able to continue to grant stock awards to our covered employees and to allow for the tax deductibility of such awards.  Accordingly, the Board recommends that you vote in favor of this Proposal 3.

Description of General Plan Terms

The material terms and provisions of the Amended 2014 Plan are summarized below. This summary, however, does not purport to be a complete description of the Amended 2014 Plan. The following summary of the Amended 2014 Plan is qualified in its entirety by reference to the complete text of the Amended 2014 Plan, a copy of which is included as an appendix to this proxy statement.

Purpose

The Amended 2014 Plan will allow us to utilize a broad array of equity and performance cash incentives to secure and retain the services of our employees, consultants and directors, and provides long-term incentives that align the interests of such individuals with the interests of our stockholders.

Award Types

The terms of the Amended 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock unit awards (also referred to as RSUs), stock appreciation rights, restricted stock awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Eligibility

All of our employees, non-employee directors and consultants are eligible to participate in the Amended 2014 Plan. Incentive stock options may be granted only to our employees (including officers) but all of our employees, non-employee directors and consultants may be granted all other types of awards. As of March 11, 2016, we had a total of approximately 850 employees, approximately 100 consultants and 8 non-employee directors who would be eligible to be granted awards from the 2014 Plan.

Share Reserve

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under the Amended 2014 Plan was initially 24,381,847 shares, which included (1) the number of shares of common stock reserved for issuance under our 2008 Stock Plan (referred to as the 2008 Plan) at the time the 2014 Plan became effective and (2) the maximum number of shares subject to stock options or other stock awards granted under our 2008 Plan that may be returned to our 2008 Plan, such as upon the expiration or termination of a stock award prior to vesting. The number of shares of our Common stock reserved for issuance under the Amended 2014 Plan automatically increases on January 1 of each year starting with January 1, 2015 and ending (and including) January 1, 2024, by 5.00% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board, with the first such automatic increase occurring on January 1, 2014.  An aggregate of 7,885,175 new shares were added to the share reserve of the Amended 2014 Plan pursuant to automatic increases that occurred on January 1, 2015 and January 1, 2016.

If a stock award granted under the Amended 2014 Plan expires or otherwise terminates without all of the shares covered by such stock award having been issued, or is settled in cash, the shares of our Common Stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended 2014 Plan. In addition, any shares that are subject to awards that are forfeited or that are repurchased by us, and any shares that we reacquire in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise price or purchase price of a stock award will again become available for issuance under the Amended 2014 Plan.

Shares issued under the Amended 2014 Plan may be previously unissued shares or reacquired shares bought by us on the open market. As of March 11, 2016, there are approximately 6,921,182 shares of our Common Stock reserved for issuance under the Amended 2014 Plan, and 9,513,129 shares of our Common Stock subject to outstanding awards granted under the Amended 2014 Plan. As of March 11, 2016, the closing price of our Common Stock as reported on the NASDAQ Global Select Market was $4.09 per share.

Incentive Stock Option Limit

The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of incentive stock options granted under the Amended 2014 Plan is 42,857,142 shares of our Common Stock.

Section 162(m) Limits

No person may be granted stock awards covering more than 2,000,000 shares of our Common Stock under our Amended 2014 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 2,000,000 shares or a performance cash award having a maximum value in excess of $1,000,000. If a performance stock award is in the form of a stock option, it will count only against the performance stock award limit. If a performance stock award could (but is not required to) be paid out in cash, it will count only against the performance stock award limit. Such limitations are designed to help assure that following stockholder approval of the Amended 2014 Plan, any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

Non-Employee Director Compensation Limit

The maximum number of shares subject to stock awards granted during a single calendar year to any non-employee director under the Amended 2014 Plan, taken together with any cash fees paid to such non-employee director during such calendar year for services on the Board, will not exceed $600,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes. The Amended 2014 Plan does permit the Board to make exceptions to this limit for individual non-employee directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

Administration

Our Board or a duly authorized committee thereof has the authority to administer the Amended 2014 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of Common Stock to be subject to such stock awards. Subject to the terms of the Amended 2014 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our Amended 2014 Plan. Subject to the terms of our Amended 2014 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under GAAP, with the consent of any adversely affected participant.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2014 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Options granted under the Amended 2014 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2014 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of ninety days following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our Common Stock previously owned by the optionholder, (4) a net exercise of the option if it is nonstatutory stock option, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise an option following the optionholder’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our Common Stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonstatutory stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Unit Awards

RSUs are granted pursuant to award agreements adopted by the plan administrator. RSUs may be granted in consideration for any form of legal consideration, including no consideration. RSUs may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by RSUs. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our Common Stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, in any combination of the two, or any other form of consideration as determined by the plan administrator and set form the in a stock appreciation grant agreement equal to (1) the excess of the per share fair market value of our Common Stock on the date of exercise over the strike price, multiplied by (2) the number of shares of Common Stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the Amended 2014 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the Amended 2014 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation rights for a period of ninety days following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Restricted Stock Awards

Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) past services rendered to us or our affiliates, or (3) any other form of legal consideration, including future services. Common Stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or be subject to repurchase upon the participant’s cessation of continuous service for any reason.

Performance Awards

The Amended 2014 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our Compensation Committee, except that our Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our Compensation Committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our Compensation Committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2014 Plan and described below. As soon as administratively practicable following the end of the performance period, our Compensation Committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2014 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of users, including but not limited to unique users; (xxxix) employee retention; and (xxxx) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the plan administrator (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. The performance goals may differ from participant to participant and from award to award. In addition, our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the stock award agreement or the written terms of a performance cash award.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our Common Stock including the appreciation in value of the stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Clawback/Recovery

Stock awards granted under the Amended 2014 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2014 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the Amended 2014 Plan pursuant to Section 162(m) of the Code) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Dissolution or Liquidation

If the Company dissolves or liquidates, all outstanding stock awards (other than fully vested stock awards and outstanding shares of our Common Stock not subject to a forfeiture condition or our right of repurchase) will terminate immediately prior to the dissolution or liquidation, and we may repurchase the shares of our Common Stock subject to repurchase rights notwithstanding the fact that the recipient is not providing continuous service. Our Board may provide, in its discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, and/or no longer subject to repurchase or forfeiture prior to the dissolution or liquidation but contingent on its completion.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards, contingent upon the closing or completion of the corporate transaction:

•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•accelerate the vesting of the stock award and the period during which the stock award is exercisable to a date prior to the effective time of the corporate transaction as determined by the plan administrator (or if the plan administrator does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction) and arrange for the stock award to terminate if not exercised at or prior to the effective time of the corporate transaction;

•arrange for the lapse of any reacquisition or repurchase right held by us;

•cancel or arrange for the cancellation of the stock award and pay such cash consideration (including no consideration) as the plan administrator may deem appropriate; or

•cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment in such form as determined by the plan administrator equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner. Our plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

In the absence of any affirmative determination by the Board at the time of a corporate transaction, each outstanding stock award will be assumed or an equivalent stock award will be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the stock award or to substitute an equivalent stock award, in which case such stock award will terminate upon the consummation of the transaction.

Under the Amended 2014 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Common Stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the Amended 2014 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; or (4) when a majority of the Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the members of our Board or their approved successors.

Amendment and Termination

The plan administrator has the authority to amend, suspend, or terminate our Amended 2014 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted our Amended 2014 Plan.

U.S. Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 2014 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The Amended 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionholder holds a share received on exercise of an incentive stock option for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the optionholder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the incentive stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the incentive stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Restricted Stock Unit Awards

Generally, the recipient of RSUs will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from RSUs will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount, if any, paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Potential Limitation on Company Deductions.

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

•Stock Options and Stock Appreciation Rights. Compensation paid to covered employees that is attributable to stock options and stock appreciation rights may qualify as performance-based compensation if (i) such awards are granted by a Compensation Committee or committee of our Board comprised solely of “outside directors,” (ii) the Amended 2014 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by our stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

•Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards. Compensation paid to covered employees that is attributable to restricted stock awards, RSUs, performance equity awards, and performance cash awards may qualify as performance-based compensation, provided that: (i) the award is granted by a Compensation Committee comprised solely of “outside directors,” (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (iv) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

The Amended 2014 Plan does not provide for set benefits or amounts of awards. However, as discussed in further detail in the section entitled “Director Compensation” below, if this amendment and restatement of the Amended 2014 Plan is approved, each current non-employee director will be entitled to receive a restricted stock unit award immediately following the stockholder vote at this year’s Annual Meeting and every year on the date of our annual meeting of stockholders thereafter, in each instance, having a grant date fair value equal to $175,000 determined on the basis of the average closing prices of the Company’s common stock over the 20 business days ending on the trading date immediately before the date of grant.

Amended 2014 Plan
Name and position	Dollar value	Number of shares
Robert Tinker	(1)	(1)
Former President and Chief Executive Officer
Simon Biddiscombe	(1)	(1)
Chief Financial Officer
Suresh Batchu	(1)	(1)
Chief Technology Officer
All current executive officers as a group	(1)	(1)
All current directors who are not executive officers as a group	$1,400,000	(2)
All employees, including all current officers who are not executive officers, as a group	(1)	(1)

(1)

Awards granted under the Amended 2014 Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the Amended 2014 Plan, and our Board and our Compensation Committee have not granted any awards under the Amended and Restated 2014 Plan subject to stockholder approval of this Proposal 3. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the Amended 2014 Plan are not determinable.

(2)

Subject to stockholder approval of this Proposal 3, on the date immediately following the stockholder vote at this year’s Annual Meeting and on the date of each annual meeting of stockholders thereafter, each current non-employee director shall be entitled to receive a restricted stock unit award having a grant date fair value equal to $175,000 determined on the basis of the average closing prices of the Company’s common stock over the twenty trading days ending on the trading date immediately before the date of grant.

Plan Benefits

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our Common Stock subject to stock options or restricted stock unit awards that have been granted (even if not currently outstanding) under our 2014 Equity Incentive Plan since the 2014 Plan became effective through March 31, 2016.

Amended 2014 Plan
Name and position	Number of shares subject to awards
Robert Tinker	400,000
Former President and Chief Executive Officer
Simon Biddiscombe	640,468
Chief Financial Officer
Suresh Batchu	259,707
Chief Technology Officer
All current executive officers as a group	887,615
All current directors who are not executive officers as a group	746,687

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of April 10, 2016. Biographical information for our President, Chief Executive Officer and Director Mr. Mainz is included above with the Director biographies under the caption “Class I Directors Continuing In Office Until The 2018 Annual Meeting.

Name:	Age:	Position:

Barry Mainz	52	President, Chief Executive Officer and Director

Simon Biddiscombe	48	Chief Financial Officer

Daniel Fields	47	Senior Vice President, Engineering and Chief Software Development Officer

Laurel Finch	59	Vice President, General Counsel, Chief Compliance Officer and Secretary

SIMON BIDDISCOMBE

Mr. Simon Biddiscombe has served as MobileIron’s Chief Financial Officer since May 2015. Prior to joining MobileIron, Mr. Biddiscombe served as Chief Financial Officer of ServiceSource International, Inc., a business-to-business customer lifecycle management company, from September 2014 until April 2015, where he was responsible for the financial operations of the company. Before joining ServiceSource, Mr. Biddiscombe was Chief Executive Officer and President of QLogic Corp., a data storage and networking company, from November 2010 to May 2013, where he was responsible for the management of QLogic’s business and setting the company’s strategy. He also served as QLogic’s Senior Vice President and Chief Financial Officer from April 2008 to November 2010. From June 2003 to April 2008, Mr. Biddiscombe held numerous positions with Mindspeed Technologies Inc., including Chief Financial Officer, Senior Vice President and Treasurer. Mr. Biddiscombe began his career at PricewaterhouseCoopers LLP as part of the firm’s accounting and audit practice group. Mr. Biddiscombe holds a B.A. in Business Studies from the Polytechnic of Wales and is a Chartered Accountant from the United Kingdom.

DANIEL FIELDS

Mr. Daniel Fields has served as our Senior Vice President of Engineering and Chief Software Development Officer since February 2016. Prior to this, Mr. Fields worked at Oracle Corporation, most recently as Group Vice President, Engineering, Oracle Service Cloud, from September 2015 to January 2016, where he was responsible for engineering and development of cloud business services.  From March 2012 to August 2015, he served as Vice President, Engineering for Oracle Service Cloud. He served as Vice President, Engineering at RightNow Technologies, Inc., a cloud-based technology company, from August 2007 to February 2012. Mr. Fields holds a Bachelor of Engineering degree in Electronic Engineering from Dublin City University in Ireland.

LAUREL FINCH

Ms. Laurel Finch is our Vice President, General Counsel, Chief Compliance Officer and Secretary. She has served as our Vice, President General Counsel since February 2013, as our Secretary since December 2013 and as our Chief Compliance Officer since February 2016. Prior to joining MobileIron, Ms. Finch served as Vice President, General Counsel and Secretary of OPENLANE, Inc., a business-to-business online auction company for used cars, from June 2008 until OPENLANE’s acquisition by KAR Auction Services, Inc. in December 2011, where she was responsible for the company’s legal matters. Prior to joining OPENLANE, Ms. Finch was Deputy General Counsel of Visa U.S.A. Inc. from May 2006 until June 2008, where she was responsible for all legal matters other than litigation and government relations and led the global corporate restructuring and $19.1 billion IPO. Before joining Visa, Ms. Finch was a corporate and securities law partner at Heller Ehrman from October 2003 until May 2006 and Venture Law Group from April 1996 until Venture Law Group’s merger with Heller Ehrman in October 2003 (she was elevated to partner at Venture Law Group in 2000). Ms. Finch holds an A.B. in German Studies from Stanford University, a Masters in International Management from the Thunderbird School of Global Management and a J.D. from Stanford Law School.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 11, 2016 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Norwest Venture Partners X, L.P 525 University Avenue, Suite 800 Palo Alto, CA 94301 (2)	12,322,294	14.5%
Entities affiliated with Storm Ventures 2440 Sand Hill Road, Suite 301 Menlo Park, CA 94025 (3)	12,066,577	14.2%
Entities affiliated with Sequoia Capital 2800 Sand Hill Road, Suite 101 Menlo Park, CA 94025 (4)	10,671,647	12.6%
Vincent C. Smith 2560 East Chapman Ave. #173 Orange, CA 92869 (5)	4,287,306	5.0%
Named Executive Officers and Directors:
Robert B. Tinker (6)	3,330,171	3.9%
Simon Biddiscombe (7)	102,016	*
Suresh Batchu (8)	987,847	1.2%
Barry Mainz	51,200	*
Gaurav Garg (9)	779,278	*
Aaref Hilaly (10)	19,285	*
Matthew Howard (11)	12,341,579	14.5%
Kenneth Klein	—	—
Frank Marshall (12)	767,197	*
Tae Hea Nahm (13)	12,085,862	14.2%
James Tolonen (14)	65,381	*
All executive officers and directors as a group (13 persons) (15)	30,692,573	36.1%

*             Less than one per cent

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 85,015,088 shares outstanding on March 11, 2016 adjusted as required by rules promulgated by the SEC. Pursuant to the rules of the SEC, the number of shares of common stock deemed outstanding includes shares issuable upon settlement of restricted stock units held by the respective person or group that will vest within 60 days of March 11, 2016 and pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of March 11, 2016.

(2)

Consists of 12,322,294 shares held by Norwest Venture Partners X, LP (“NVP X”).  NVP Associates, LLC (“NVP”) is the managing member of Genesis VC Partners X, LLC (“Genesis X”), the general partner of NVP X. Promod Haque, Matthew Howard and Jeffrey Crowe are co-Chief Executive Officers of NVP, the managing member of Genesis X, which is the general partner of NVP X, and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by NVP X.

(3)

Consists of (i) 10,578,176 shares held by Storm Ventures Fund III, L.P (“SV III”), (ii) 578,604 shares held by Storm Ventures Affiliates Fund, III, L.P. (“SVA III”), (iii) 327,696 shares held by Storm Ventures Principals Fund III, L.L.C. (“SVP III”) and (iv) 582,101 shares held by Storm Ventures Fund IV, L.P. (“SV IV”). Storm Venture Associates III, L.L.C. (“SVA LLC”) is the general partner of SV III and SVA III and the managing member of SVP III and, as such, may be deemed to have shared power to vote and dispose of the shares held by each such fund. Storm Venture Associates IV, L.L.C. (“SVA IV”) is the general partner of SV IV and, as such, may be deemed to have shared power to vote and dispose of the shares held by such fund. Ryan Floyd, M. Alex Mendez, Tae Hea Nahm and Sanjay Subhedar are the managing members of each of SVA LLC and SVA IV and, as such, may be deemed to be beneficial owners and to have shared power to vote and dispose of the shares held by each of SV III, SVA III, SVP III, and SV IV (collectively with SVA LLC and SVA IV, the “Storm Ventures Entities”).

(4)

Consists of (i) 8,631,524 shares held by Sequoia Capital XII, L.P. (“SC XII”), (ii) 922,510 shares held by Sequoia Capital XII Principals Fund, LLC (“SC XII PF”), (iii) 761,104 shares held by Sequoia Capital U.S. Growth Fund IV, L.P. (“SCGF IV”), (iv) 322,978 shares held by Sequoia Technology Partners XII, L.P. (“STP XII”) and (v) 33,531 shares held by Sequoia Capital USGF Principals Fund IV, L.P. (“SCGF IV PF”). SC XII Management, LLC (“SC XII LLC”) is the general partner of each of SC XII and STP XII, and the managing member of SC XII PF. The managing members of SC XII Management, LLC are Roelof Botha, James J. Goetz, Michael Goguen, Douglas Leone and Michael Moritz. As a result, and by virtue of the relationships described in this footnote, each of the managing members of SC XII Management, LLC may be deemed to share beneficial ownership of the shares held by the Sequoia Capital XII Funds. Such individuals expressly disclaim any such beneficial ownership. SC US (TTGP), LTD. is the general partner of SCGF IV Management. L.P., which is the general partner of Sequoia Capital U.S. Growth Fund IV, LP, and Sequoia Capital USGF Principals Fund IV, LP (collectively, the ‘Sequoia Capital GFIV Funds’’). The directors and stockholders of SC US (TTGP), LTD. that exercise voting and investment discretion with respect to the Sequoia Capital GFIV Funds’ investments are Roelof Botha, Scott Carter, Michael Goguen, James Goetz, Douglas Leone and Michael Moritz.

(5)

Includes 1,610,086 shares held by LB 2, LLC (“LB 2”). Mr. Smith is the Manager of LB 2 and has the sole right to vote and dispose of the shares held by LB 2. With respect to information relating to Mr. Smith and LB 2, we have relied solely on information supplied by on a Schedule 13G filed with SEC on October 9, 2015.

(6)

Consists of (i) 40,351 shares held by Mr. Tinker, (ii) 1,416,307 shares held by The Robert B. Tinker Trust under agreement dated July 30, 2012, of which Mr. Tinker is the trustee, (iii) 46,785 shares held by The Robert B. Tinker 2014 Grantor Retained Annuity Trust under agreement dated May 29, 2014, of which Mr. Tinker is the trustee, (iv) 46,785 shares held by The Christine M. Hery 2014 Grantor Retained Annuity Trust under agreement dated July 30, 2014, of which Mr. Tinker’s spouse is the trustee, (v) 14,035 shares held by The MJ 2014 Grantor Retained Annuity Trust under agreement dated May 29, 2014, of which Mr. Tinker is the trustee (vi) 53,215 shares held by The Christine M. Hery Revocable Trust, of which Mr. Tinker’s spouse is a trustee, and (vii) 1,712,693 shares issuable pursuant to stock options exercisable within 60 days after March 11, 2016.  Accordingly, Mr. Tinker is deemed to be a beneficial owner and to have shared power to vote and dispose of the shares held by each such trust.

(7)	Consists of (i) 45,558 shares held and (ii) 56,458 issuable to Mr. Biddiscombe pursuant to stock options exercisable within 60 days after March 11, 2016.

(8)	Consists of (i) 825,919 shares held and (ii) 161,928 shares issuable to Mr. Batchu pursuant to stock options exercisable within 60 days after March 11, 2016.

(9)

Consists of (i) 309,181 shares held by Gaurav Garg and Komal Shah Trust U/T/A Dated April 27, 2000, of which Mr. Garg is a co-trustee, (ii) 14,208 shares held by The 2010 Garg/Shah GRAT Number Eleven U/T/A 06/04/10 of which Mr. Garg is a co-trustee, (iii) 14,208 shares held by The 2010 Garg/Shah GRAT Number Twelve U/T/A 06/04/10, of which Mr. Garg is a co-trustee, and (iv) 422,396 shares held by Hilltop Family Partners LP, of which Mr. Garg and his spouse are general partners.  Accordingly, Mr. Garg is deemed to be a beneficial owner and to have shared power to vote and dispose of the shares held by each such entity. Includes 19,285 shares issuable to Mr. Garg pursuant to stock options exercisable within 60 days after March 11, 2016.

(10)

Excludes shares listed in footnote (4) above, which are held by the Sequoia Capital entities. Mr. Hilaly, one of our directors, is a non-managing member of SC XII Management, LLC, and does not share voting or dispositive power with respect to the shares held by the Sequoia Capital entities.  Accordingly, Mr. Hilaly is not deemed to be a beneficial owner of the shares held by the Sequoia Capital entities. Includes 19,285 shares issuable to Mr. Hilaly pursuant to stock options exercisable within 60 days after March 11, 2016.

(11)

Consists of shares listed in footnote (2) above, which are held by Norwest Venture Partners X, LP. Mr. Howard, one of our directors, is a member of Genesis VC Partners X, LLC and an officer of the managing member of Genesis VC Partners X, LLC, and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by Norwest Venture Partners X, LP. Includes 19,285 shares issuable to Mr. Howard pursuant to stock options exercisable within 60 days after March 11, 2016.

(12)

Consists of (i) 727,822 shares held by Big Basin Partners, LP, and (ii) 20,090 shares held by Timark, L.P. Mr. Marshall, one of our directors, is the general partner of Big Basin Partners, L.P. and Timark, L.P., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by each such entity. Includes 19,285 shares issuable to Mr. Marshall pursuant to stock options exercisable within 60 days after March 11, 2016.

(13)

Consists of shares listed in footnote (3) above, which are held by the Storm Ventures entities. Mr. Nahm, one of our directors, is a managing member of Storm Venture Associates III, L.L.C. and Storm Ventures Associates IV, L.L.C., and, as such, may be deemed to be the beneficial owner and to have shared power to vote and dispose of the shares held by the Storm Ventures Entities. Includes 19,285 shares issuable to Mr. Nahm pursuant to stock options exercisable within 60 days after March 11, 2016.

(14)	Consists of 65,381 shares issuable pursuant to stock options exercisable within 60 days after March 11, 2016.

(15)	Includes 2,204,671 shares subject to options exercisable within 60 days after March 11, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Our named executive officers (the “NEOs”) for the fiscal year ended December 31, 2015, which consist of our former chief executive officer and the next two most highly compensated executive officers, are:

•Robert Tinker, Former President and Chief Executive Officer;

•Simon Biddiscombe, Chief Financial Officer; and

•Suresh Batchu, Chief Technology Officer.

SUMMARY COMPENSATION TABLE

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during the fiscal years ended December 31, 2015 and December 31, 2014.

						Non-Equity Incentive	All Other
Name and Principal	Year	Salary	Bonus	Stock Awards	Option Awards	Plan Compensation	Compensation	Total
Position	(1)	($)(2)	($)(3)	($)(4)	($)(4)	($)(5)	($)(6)	($)
Robert Tinker, Former President and Chief Executive Officer	2015	364,586	—	1,850,000	831,560	—	19,313	3,065,459
	2014	292,500	—	—	1,079,713	100,000	17,319	1,489,532
Simon Biddiscombe, Chief Financial Officer	2015	209,375	40,000	1,066,600	664,486	—	119,964	2,100,425
	2014	—	—	—	—	—	—	—
Suresh Batchu, Chief Technology Officer	2015	357,611	—	1,500,008	—	—	19,103	1,876,722
	2014	273,750	—	—	—	100,000	20,525	394,275

(1)	Mr. Biddiscombe became an employee in May 2015.

(2)	Amounts include $22,920 paid to Mr. Tinker and $36,777 paid to Mr. Batchu in 2015 for vacation accrued as of as of December 31, 2014 pursuant to a company-wide change in vacation policy.

(3)	Represents a signing bonus paid to Mr. Biddiscombe in 2015.

(4)

Amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock or option award in the respective fiscal year, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. With respect to option awards only, our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.

(5)

Amounts include (i) performance bonus amounts earned in 2014 pursuant to the 2014 Cash Incentive Plan of $100,000 for Mr. Tinker and $80,000 for Mr. Batchu based on 25% and 21% of on-target earnings, respectively, paid in proportion to the Company’s achievement of certain performance goals and (ii) a $20,000 bonus paid to Mr. Batchu associated with the completion of our initial public offering.

(6)

Amounts noted for 2015 include (i) the contributions we made on behalf of Mr. Tinker in the amount of $18,683, Mr. Biddiscombe in the amount of $12,844 and Mr. Batchu in the amount of $18,683 for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Mr. Tinker in the amount of $630, Mr. Biddiscombe in the amount of $394 and Mr. Batchu in the amount of $420; and (iii) for Mr. Biddiscombe, travel and apartment reimbursements associated with his commute from his home in Southern California in the amounts of (a) $8,772 for airfare, (b) $4,403 for car rentals and parking, (c) $38,495 for apartment rental and hotel, and (d) $55,056 to cover taxes associated with the commute travel and apartment. Amounts noted for 2014 include (i) the contributions we made on behalf of Mr. Tinker in the amount of $16,663, and Mr. Batchu in the amount of $16,663 for inclusion in our medical benefits program; (ii) employer paid premiums for life insurance coverage we made on behalf of Mr. Tinker in the amount of $656 and Mr. Batchu in the amount of $437; and (iii) for Mr. Batchu, $3,425 paid for reimbursed family airfare to company events.

Narrative to Summary Compensation Table

Employment agreements

We have entered into agreements with each of our NEOs in connection with their employment with us. All such employment agreements were negotiated with the oversight and approval of our Compensation Committee, and with respect to our former President and Chief Executive Officer, the Board. These agreements provided for “at will” employment and set forth the terms and conditions of employment of each Named Executive Officer, including base salary, eligibility to participate in the Company’s bonus programs, if any when applicable, standard employee benefit plan participation, initial stock option and restricted stock unit grants and vesting provisions with respect to the initial stock option and restricted stock unit grants. These employment agreements were each subject to execution of our standard confidential information and invention assignment agreement and a background check. Each of these employment agreements also provided for certain potential payments and/or acceleration of equity upon termination or termination in connection with a change in control of the Company that were subsequently superseded by the Company’s Severance Benefit Plan as described below, see the section titled “Executive Compensation—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

In January 2016, the Company announced the appointment of Barry Mainz as our President and Chief Executive Officer.  Mr. Mainz replaced Robert B. Tinker in those roles. Accordingly, although Mr. Tinker is no longer President and Chief Executive officer, he continues to be one of our employees and a member of our Board. Thus, his employment agreement, dated December 20, 2007, as amended, continues to provide Mr. Tinker’s employment and compensation terms with the Company.

Non-Equity Incentive Plan Compensation

Non-equity incentive plan compensation consists of cash bonuses paid to our Named Executive Officers in 2015, based on the achievement of performance goals during 2014. Whether a Named Executive Officer earns his target bonus, or any portion thereof, is determined by the Compensation Committee (or in the case of our chief executive officer, the Board, upon recommendation by the Compensation Committee), based upon its assessment of performance against the performance goals for the applicable calendar year. These cash bonuses were paid within the first half of the calendar year based on the prior year’s performance.

Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control

Severance Benefit Plan

On April 28, 2015, upon the recommendation of the Compensation Committee, the Board adopted a Severance Benefit Plan (the “Severance Plan”), pursuant to which selected current and future employees, including our NEOs, will be eligible for severance benefits under certain circumstances. The Severance Plan supersedes any severance benefits that a participant would have been entitled to under any pre-existing agreement between the individual and the Company. Unless terminated sooner, the Severance Plan will automatically terminate on the third annual anniversary of its adoption.

The actual amounts that would be paid or distributed to an eligible NEO as a result of a termination of employment occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of our common stock. Although the Company has entered into a written agreement to provide severance payments and benefits in connection with a termination of employment under particular circumstances, the Company, or an acquirer, may mutually agree with the NEOs to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he or she held, in accordance with the terms of those grants and the respective plans pursuant to which they were granted. Finally, the NEOs are eligible to receive any benefits accrued under our broad-based benefit plans, in accordance with those plans and policies.

To receive any of the severance benefits under these agreements, the NEO would be required to execute a release of claims against the Company within forty-five (45) days of the qualifying termination and comply with confidentiality and non-disparagement provisions.

Severance Absent a Change in Control

Under the Severance Plan, if a participating individual is involuntarily terminated without cause, absent a Change In Control (as defined in the Severance Plan), then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months in his or her participation notice under the Severance Plan, and (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice. Each NEO is eligible to receive the following payments and benefits:

•in the case of Messrs. Tinker and Biddiscombe, annual base salary for 12 months from the date of termination;

•in the case of Mr. Batchu, annual base salary until the earlier of (i) 6 months after termination or (ii) such time as the NEO commences employment with another employer; and

•health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us:

•	in the case of Mr. Tinker, until the earlier of (i) twelve months after termination, or (ii) such time as the NEO is eligible for health insurance coverage with a subsequent employer;
•	in the case of Mr. Biddiscombe, for twelve months after termination; and
•	in the case of Mr. Batchu, until the earlier of (i) six months after termination, or (ii) such time as the NEO is eligible for health insurance coverage with a subsequent employer.

Severance in Connection with a Change in Control

In the case of a Change In Control Termination (as defined in the Severance Plan), if a participating individual is terminated without cause or constructively terminated, either during the three months before or in the year after a change in control, then he or she will be entitled to receive (a) cash severance in accordance with the Company’s standard payroll practices and subject to standard payroll deductions and withholdings equal to his or her monthly base salary multiplied by the number of months specified in his or her participation notice under the Severance Plan, (b) continuation of his or her current health insurance coverage, or payment of the premiums for such coverage, for up to the number of months specified in his or her participation notice under the Severance Plan, and (c) accelerated vesting of then outstanding compensatory equity awards as to the percentage of unvested shares per equity award specified in his or her participation notice. Each NEO is eligible to receive the following payments and benefits:

•annual base salary for 12 months from the change in control;

•full acceleration of vesting of any outstanding shares of common stock, stock options to purchase common stock or restricted stock units granted to such NEO, which as of March 11, 2016 would have a value of $653,202 for Mr. Tinker, $1,340,788 for Mr. Biddiscombe and $828,742 for Batchu; and

•health insurance premiums under our group health insurance plans as provided under COBRA, to the extent such COBRA premiums exceed the costs previously paid by the NEO for group health insurance coverage while employed by us, until the earlier of (i) 12 months after a change in control, or (ii) such time as the NEO is eligible for health insurance coverage with a subsequent employer.

Payment of any severance benefits is conditioned on the timely execution of a general release of claims in favor of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2015, certain information regarding outstanding equity awards at fiscal year-end for our NEOs.

	Number of		Number of
	Securities Underlying		Securities Underlying		Option	Option	Number of shares		Market value shares
	Unexercised Options		Unexercised Options		Exercise	Expiration	or units of stock that		or units of stock that
	(#)		(#)		Price	Date	have not vested		have not vested
Name	Exercisable		Unexercisable		($)	($)(1)	(#)		($)
Robert Tinker	682,916	(1)	—		0.546	12/14/2020	—		—
	822,975	(1)	141,072		3.696	7/26/2022	—		—
	54,286	(2)	217,142		7.168	3/28/2024	—		—
	—		200,000	(1)	9.250	2/11/2025	—		—
	—		—		—	—	200,000	(3)	722,200
Simon Biddiscombe	30,625	(4)	179,375		6.200	5/11/2025	—		—
	4,166	(5)	45,834		4.060	8/28/2025	—		—
	—		—		—	—	87,500	(6)	315,875
	—		—		—	—	103,125	(7)	372,281
Suresh Batchu	16,742	(1)	—		0.546	12/15/2020	—		—
	61,131	(1)	14,584		3.696	7/26/2022	—		—
	53,637	(8)	135,648		4.550	12/13/2023	—		—
	—		—		—	—	131,758	(9)	475,646

(1)

The shares subject to the stock option vest over a four-year period with 25% vesting after one year from the vesting commencement date and the remaining shares vesting in equal monthly installments over the following 36 months.

(2)

2.5% of the shares subject to the stock option vest at the end of each three-month period during the first year following the vesting commencement date, 5.0% of the shares subject to the stock option vest at the end of each three-month period during the second year following the vesting commencement date, 7.5% of the shares subject to the stock option vest at the end of each three-month period during the third year following the vesting commencement date, and 10.0% of the shares subject to the stock option vest at the end of each three-month period during the fourth year following the vesting commencement date, subject to Mr. Tinker’s continued service.

(3)

Represents Restricted Stock Units (“RSUs”), 25% of which vest on February 20, 2016. The remaining RSUs vest ratably over three years on each subsequent Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year), until the RSUs are totally vested, subject to Mr. Tinker’s continued employment on each such Quarterly Vesting Date.

(4)

The shares subject to the stock option vest at a rate of 1/48th of the total number of shares on each monthly anniversary of May 11, 2015, subject to Mr. Biddiscombe’s continued employment on each such monthly anniversary.

(5)

The shares subject to the stock option vest ratably over four years at a rate of 1/48th of the total number of shares at the end of each one-month period following August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(6)

The RSUs vest ratably over four years on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) that is in the same calendar quarter as each quarterly anniversary of May 11, 2015, until the RSUs are totally vested, subject to Mr. Biddiscombe’s continued employment on each such Quarterly Vesting Date.

(7)

The RSUs vest ratable over four years at a rate of 1/16th of the total number of RSUs on each Quarterly Vesting Date (February 20, May 20, August 20 and November 20 of each year) beginning in the quarter after August 28, 2015, subject to Mr. Biddiscombe’s continued employment on each vesting date.

(8)

The shares subject to the stock option vest as follows: 0.8333% of the shares vest at the end of each one-month period during the first year following the vesting commencement date, 1.667% of the shares vest at the end of each one-month period during the second year following the vesting commencement date, 2.5% of the shares vest at the end of each one-month period during the third year following the vesting commencement date, and 3.334% of the shares vest at the end of each one-month period during the fourth year following the vesting commencement date.

(9)

Represents Restricted Stock Units (“RSUs”) which vest on the initial Quarterly Vesting Dates (defined below) after the three month anniversary of February 20, 2015 (the “Vesting Commencement Date”), 6.25% of the total number of RSUs, plus the pro rata number of RSUs for the period between the four month anniversary of the Vesting Commencement Date and such initial Quarterly Vesting Date, will vest. The remaining RSUs vest ratably with 6.25% of the total RSUs vesting on each subsequent Quarterly Vesting Date (other than on the final Quarterly Vesting Date on which fewer RSUs will vest based on the vesting on the initial Quarterly Vesting Date as described in the prior sentence) until the RSUs are totally vested, subject to Mr. Batchu’s continued employment on each such Quarterly Vesting Commencement Date. The Quarterly Vesting Commencement Dates are February 20, May 20, August 20 and November 20 of each year.

Non-Qualified Deferred Compensation

None of the NEOs participates in or has an account balance under any non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by the Company.

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation subject to applicable annual Code limits. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their contributions. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2015 certain information with respect to the compensation of all non-employee directors of the Company:

	Fees Earned
	or Paid in Cash	Stock Awards	Option Awards	Total
Name(1)	($)	($)(2)	($)(3)(4)	($)(5)
Matthew Howard	37,000	—	124,997	161,997

Gaurav Garg	38,000	51,514	124,997	214,511

Tae Hea Nahm	41,000	—	124,997	165,997

Aaref Hilaly	38,000	51,514	124,997	214,511

Frank Marshall	41,000	—	124,997	165,997

James Tolonen	45,000	51,514	124,997	221,511

Kenneth Klein (6)	—	—	—	—

(1)

During the fiscal year ended December 31, 2015, Mr. Robert Tinker was a member of MobileIron’s Board of Directors, however, as an executive officer of the Company, he did not receive any additional compensation for the services he provided as a director. For information on Mr. Tinker’s compensation, please refer to “Executive Compensation” in this Proxy Statement.

(2)

The amounts in this column reflect the aggregate grant date fair value of each restricted stock unit award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(3)

The amounts in this column reflect the aggregate grant date fair value of each option award granted during the fiscal year, computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(4)	As of December 31, 2015, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors was:

Name	Stock Options
Matthew Howard	67,385

Gaurav Garg	81,122

Tae Hea Nahm	67,385

Aaref Hilaly	81,122

Frank Marshall	67,385

James Tolonen	179,520

Kenneth Klein	—

(5)	The dollar values in this column for each director represent the sum of all compensation reference in the preceding columns.

(6)	Mr. Klein joined our Board in February 2016.

Director Compensation

In April 2016, our Board of Directors, subject to stockholder approval of Proposal 3 regarding the amendment and restatement of our 2014 Amended Plan, approved an amendment to our policy, or the Amended Policy, for the compensation of our non-employee directors modifying the type and amount of equity awards and cash compensation given to our non-employee directors. Below, we have described the compensation our non-employee directors will receive pursuant to the terms of this amendment and in the event our stockholders do not approve of Proposal 3, the compensation our non-employee directors will receive pursuant to the current terms of our policy.

Equity Compensation– Current Policy

On the date of initial election, any future director will be granted a restricted stock unit award having a grant date fair market value equal to $175,000 divided by 365 and then multiplied by the number of days from the date of such non-employee’s initial election to our next annual stockholder meeting date following such initial election (provided that if no Annual Meeting date has been established, then to the next June 25th following such initial election). We refer to this as the Initial RSU Grant.  The number of shares underlying the Initial RSU Grant shall be determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the date immediately preceding the date of grant.  All shares underlying this Initial RSU Grant will vest fully on the annual meeting date following such initial election, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Initial RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Initial RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Initial RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

On the date of each Annual Meeting of stockholders, each current non-employee director who is a member of our Compensation Committee will be granted an option to purchase shares of common stock having a grant date fair value equal to $125,000 computed in accordance with FASB ASC Topic 718, which we refer to as the Annual Option Grant. All of the shares underlying an Annual Option Grant will vest upon the next year’s Annual Meeting of stockholders,, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then the Annual Option Grant will vest as of the effective date of the resignation as to 1/12th of the shares subject to the Annual Option Grant multiplied by the number of full months of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying an Annual Option Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Additionally, on the date of each Annual Meeting of stockholders, each current and future non-employee director who is not a member of our Compensation Committee will be granted a restricted stock unit award having a grant date fair value equal to $175,000 determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the trading date immediately before the date of grant, which we refer to as the Annual RSU Grant. All shares underlying an Annual RSU Grant will vest fully on the first anniversary of the date of grant, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then the Annual RSU Grant will vest as of the effective date of the resignation as to 1/12th of the shares subject to the Annual RSU Grant multiplied by the number of full months of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying an Annual RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Furthermore, on October 27, 2015, each non-employee director who was not a member of our Compensation Committee, received a one-time restricted stock unit award having a grant date fair market value equal to $50,000 determined on the basis of the average closing price of the Company’s common stock over the twenty business days ending on the date of grant, which we refer to as the Supplemental RSU Grant. All shares underlying a Supplemental RSU Grant will vest fully on June 25, 2016, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then the Supplemental RSU Grant will vest as of the effective date of the resignation as to 1/12th of the shares subject to the Supplemental RSU Grant multiplied by the number of full months of the non-employee director’s service between June 25, 2015 and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying a Supplemental RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Equity Compensation– Amended Policy, Subject to Stockholder Approval of Proposal 3

Pursuant to the Amended Plan, future directors will be granted a restricted stock unit award having a grant date fair market value equal to $175,000 divided by 365 and then multiplied by the number of days from the date of such non-employee director’s initial election to our next annual stockholder meeting date following such initial election (provided that if no Annual Meeting date has been established, then to the next June 25th following such initial election). We refer to this as the Initial RSU Grant.  The number of shares underlying the Initial RSU Grant shall be determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the date immediately preceding the date of grant.  All shares underlying this Initial RSU Grant will vest fully on annual meeting date following such initial election, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Initial RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Initial RSU Grant multiplied by the number of full days of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Initial RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Pursuant to the Amended Plan and for this Annual Meeting, immediately following the vote of the stockholders and on the date of each Annual Meeting of stockholders thereafter, the Annual RSU Grant for each current and future non-employee director will be equal to the fair value of $175,000 determined on the basis of the average closing prices of the Company’s common stock over the twenty business days ending on the trading date immediately before the date of grant. All shares underlying this Annual RSU Grant will vest fully on the first anniversary of the date of grant, subject to continued service on the vesting date. In the event that the non-employee director voluntarily resigns other than for cause, then such Annual RSU Grant will vest as of the effective date of the resignation as to 1/365th of the shares subject to such Annual RSU Grant multiplied by the number of full months of the non-employee director’s service between the date of grant and the effective date of the resignation. In the event of a change in control, any unvested portion of the shares underlying such Annual RSU Grant will fully vest and become exercisable immediately prior to the effective time of such change in control, subject to continued service on the effective date of such transaction.

Cash Compensation

If Proposal 3 is not approved, under the current Directors Policy, each non-employee director who is a member of our Compensation Committee will receive an annual fee of $25,000 in cash for serving on our Board of Directors and each non-employee director who is not a member of our Compensation Committee will receive an annual fee of $35,000 in cash for serving on our Board of Directors.  If Proposal 3 is approved and the Amended Policy becomes effective, each non-employee director will receive an annual fee of $35,000 in cash for serving on our Board of Directors.  In addition, whether or not Proposal 3 is approved, the chairman and other members of the three standing committees of our Board of Directors will be entitled to the following additional annual cash fees:

Board Committee	Chairman Fee	Other Member Fee
Audit Committee	$20,000	$10,000

Compensation Committee	$10,000	$6,000

Nominating and Corporate Governance Committee	$10,000	$6,000

All fees in cash will be payable in equal quarterly installments, payable in arrears.

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2015.

Plan Category(1)		Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights($)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column)
Equity compensation plans approved by security holders:
2008 Stock Plan		9,875,732		3.98	—
2014 Equity Incentive Plan		9,455,977	(3)	7.72	5,072,236	(4)
2014 Employee Stock Purchase Plan		—		—	1,561,929	(5)

Equity compensation plans not approved by security holders:
Amended and Restated 2015 Inducement Plan	(6)	—		—	1,600,000

(1)	The equity compensation plans are described in Note 11 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	The weighted-average exercise price of outstanding stock options was $4.51. Restricted stock units are at no cost to employees.

(3)	As of December 31, 2015, there were 1,623,015 shares of common stock subject to outstanding stock options and 7,832,962 restricted stock units under the 2014 Equity Incentive Plan (the “2014 Plan”).

(4)

The reserve for shares available under the 2014 Plan will automatically increase on January 1st each year by an amount equal to 5 percent of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. Shares subject to stock awards granted under our 2014 Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2014 Plan. Additionally, shares issued pursuant to stock awards under our 2014 Plan that we repurchase or that are forfeited, as well as shares used to pay the exercise price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future grant under our 2014 Plan.

(5)

The reserve for shares available under the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) will automatically increase on January 1st each year by 1 percent, respectively, of the total number of outstanding shares of our common stock on December 31st of the preceding fiscal year. As of December 31, 2015, an aggregate of 1,561,929 shares remained available for future issuance under the 2014 ESPP, and as of April 25, 2016, up to a maximum of 1,424,090 shares are available for purchase.

(6)

Includes securities issuable under the Amended and Restated 2015 Inducement Plan adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS & SEC COMPLIANCE POLICY

In 2014, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions” by the Audit Committee of the Board.  For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000.  Transactions involving compensation for services provided to the Company as an employee, director or consultant is not considered a Related-Person Transaction by this policy.  A related person is any executive officer, director, director nominee or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. All future transactions between us and our officers, directors, principal stockholders and their affiliates will be approved by the Audit Committee, or a similar committee consisting of entirely independent directors, according to the terms of our Related-Person Transaction Policy.

CERTAIN RELATED-PERSON TRANSACTIONS

Mr. Nahm, one of our Board members, also serves on the board of directors for Marketo, Inc. In the last fiscal year, the Company paid Marketo approximately $130,000 for marketing services.

Other than the transaction with Marketo discussed above and compensation arrangements, since January 1, 2015 there are no other transactions to which the Company’s directors or NEOs were a party or will be a party, in which:

_	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years; and

_

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this Proxy Statement.

Investor Rights Agreement

We are party to an investor rights agreement that provides holders of our common stock issued upon conversion of convertible preferred stock, including certain holders of 5% of our capital stock and entities affiliated with certain of our directors, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Change in Control Arrangements

We have entered into severance arrangements with each of our executive officers under a Severance Benefit Plan. For more information regarding these agreements, see the section titled “Executive Compensation—Potential Payments and Acceleration of Equity upon Termination or Termination in Connection with a Change in Control.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are MobileIron, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or MobileIron, Inc. Direct your written request to Investor Relations, MobileIron, Inc., 415 East Middlefield Road, Mountain View, CA 94043 or contact Sam Wilson, Investor Relations at (650) 282-7619. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Laurel Finch

Laurel Finch
Vice President, General Counsel, Chief Compliance Officer and Secretary

April 28, 2016

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015 is available without charge upon written request to: Corporate Secretary, MobileIron, Inc., 415 East Middlefield Road, Mountain View, CA 94043.

APPENDIX A

2014 EQUITY INCENTIVE PLAN, AS AMENDED

MOBILEIRON, INC.

2014 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS:  APRIL 17, 2014

APPROVED BY THE STOCKHOLDERS:  MAY 27, 2014

IPO DATE/EFFECTIVE DATE: JUNE 11, 2014
AS AMENDED BY THE BOARD OF DIRECTORS: APRIL 26, 2016
AS AMENDED BY THE STOCKHOLDERS: _______, 2016

1.GENERAL.

(a)Successor to and Continuation of Prior Plan.  The Plan is intended as the successor to and continuation of the MobileIron, Inc. 2008 Stock Plan, as amended (the “Prior Plan”).  From and after 12:01 a.m. Pacific time on the Effective Date, no additional stock awards will be granted under the Prior Plan.  All Awards granted on or after 12:01 a.m. Pacific Time on the Effective Date will be granted under this Plan. All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.

(i)     Any shares that would otherwise remain available for future grants under the Prior Plan as of 12:01 a.m. Pacific Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan at such time.  Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants and issuance pursuant to Stock Awards hereunder, up to the maximum number set forth in Section 3(a) below.

(ii)    In addition, from and after 12:01 a.m. Pacific time on the Effective Date, with respect to the aggregate number of shares subject, at such time, to outstanding stock awards granted under the Prior Plan that (1) expire or terminate for any reason prior to exercise or settlement; (2) are forfeited because of the failure to meet a contingency or condition required to vest such shares or otherwise return to the Company; or (3) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (such shares the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such a share becomes a Returning Share, up to the maximum number set forth in Section 3(a) below.

(b)Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(c)Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d)Purpose.  The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.ADMINISTRATION.

(a)Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 0.

(b)Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)   To settle all controversies regarding the Plan and Awards granted under it.

(iv)   To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)   To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan ~~into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code~~, subject to the limitations, if any, of applicable law.  If required by applicable law or listing requirements, and except as provided in Section 0 relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)  To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)  To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)    To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)   To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2)  Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)Delegation to Committee.

(i)     General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)    Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 0 below.

(e)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.SHARES SUBJECT TO THE PLAN.

(a)Share Reserve.  Subject to Section 0 relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed  8,142,857 shares (the “Share Reserve”), which number will be increased by the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 16,238,990 shares.  In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2024, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year.  Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.  For clarity, the Share Reserve in this Section 0 is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 0 does not limit the granting of Stock Awards except as provided in Section 0.  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.  If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)Incentive Stock Option Limit.  Subject to the provisions of Section 0 relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 42,857,142 shares of Common Stock.

(d)Section 162(m) Limitations.  Subject to the provisions of Section 0 relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)     A maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.  Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)    A maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)   A maximum of $1,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)Limitation on Grants to Non-Employee Directors. The maximum number of shares of Common Stock subject to Stock Awards granted under this Plan or otherwise during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year for service on the Board, will not exceed $600,000 in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes). The Board may make exceptions to the applicable limit in this Section 3(e) for individual Non-Employee Directors in extraordinary circumstances (for example, to compensate such individual for interim service in the capacity of an officer of the Company), as Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

(f)Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.ELIGIBILITY.

(a)Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)Term.  Subject to the provisions of Section 0 regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)Exercise Price.  Subject to the provisions of Section 0 regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

(c)Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

(i)     by cash, check, bank draft or money order payable to the Company;

(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)   by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)   if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)   in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the ~~aggregate~~ strike price ~~of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date~~.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)     Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws.  Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)    Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement ~~or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2)~~.  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)   Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 0 are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date which occurs ninety (90) days following the termination of the Participant’s Continuous Service ~~(or such longer or shorter period specified in the applicable Award Agreement),~~ and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of days or months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date which occurs 12 months following such termination of Continuous Service ~~(or such longer or shorter period specified in the Award Agreement),~~ and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)Death of Participant.    Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date which occurs 18 months following the date of death ~~(or such longer or shorter period specified in the Award Agreement),~~ and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement ~~or other individual written agreement between the Company or any Affiliate and the Participant~~, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l)Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)   Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the

Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)   Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)    Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)     Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)    Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)   Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)   Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)    Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)   Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)Performance Awards.

(i)     Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may but need not require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the

Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)    Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)   Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv)   Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date which occurs 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock).  Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 0 and the preceding provisions of this Section 0.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.COVENANTS OF THE COMPANY.

(a)Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.MISCELLANEOUS.

(a)Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet ~~(or other shared electronic medium controlled by the Company to which the Participant has access)~~.

(j)Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)Compliance with Section 409A of the Code.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 0, (ii) the class(es)

and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 0, (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 0, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)     arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)    arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)   accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)   arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)   cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, and pay such cash consideration (including no consideration) as the Board, in its sole discretion, may consider appropriate; and

(vi)   cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price.  Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. ~~The Board may take different actions with respect to the vested and unvested portions of a Stock Award.~~

(d)Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, that no Award may be granted prior to the IPO Date (that is, the Effective Date).  In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.DEFINITIONS.    As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)“Award” means a Stock Award or a Performance Cash Award.

(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)“Board” means the Board of Directors of the Company.

(e)  “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(g)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv)   individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 0.

(k)“Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.

(l)“Company” means MobileIron, Inc., a Delaware corporation.

(m)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)   a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)   a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q)“Director” means a member of the Board.

(r)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)“Effective Date” means the IPO Date.

(t)“Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)“Entity” means a corporation, partnership, limited liability company or other entity.

(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)   In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)“Incentive Stock Option” means an option granted pursuant to Section 0 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)“IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)“Nonstatutory Stock Option” means any Option granted pursuant to Section 0 of the Plan that does not qualify as an Incentive Stock Option.

(cc)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 0.

(hh)“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)“Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj)“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 0.

(mm)“Performance Criteria” means the one or more criteria that the Committee (which to the extent that an Award is intended to comply with Section 162(m) of the Code shall consist solely of two or more Outside Directors in accordance with Section 162(m) of the Code) will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings; (xxxviii) the number of users, including but not limited to unique users; (xxxix) employee retention; and (xxxx) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn)“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any items that are unusual in nature or occur infrequently as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo)“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 0.

(qq)“Plan” means this MobileIron, Inc. 2014 Equity Incentive Plan, as it may be amended.

(rr)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 0.

(ss)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 0.

(uu)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)“Securities Act” means the Securities Act of 1933, as amended.

(xx)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 0.

(yy)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)“Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 23, 2016. MOBILEIRON, INC. XXXX XXXX XXXX XXXX (located on the following page). MOBILEIRON, INC. 415 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 You are receiving this communication because, as of April 25, 2016, you held shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E07423-P77812 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: April 25, 2016 Date: June 23, 2016 Time: 10:00 AM PDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/MOBL2016. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/MOBL2016 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E07424-P77812 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/MOBL2016. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTFORM 10-KSTOCKHOLDER LETTER How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 9, 2016 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. The Board of Directors unanimously recommends a vote in favor of each named nominee in Class II. Nominees: 01) Tae Hea Nahm 02) Frank Marshall 03) Aaref Hilaly The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016. 3. To ratify and approve the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan. NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2016 Annual Meeting. If any other matters are properly brought before the 2016 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. E07425-P77812 Voting Items

E07426-P77812

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MOBILEIRON, INC. 415 EAST MIDDLEFIELD ROAD MOUNTAIN VIEW, CA 94043 During The Meeting - Go to www.virtualshareholdermeeting.com/MOBL2016 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E07419-P77812 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MOBILEIRON, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. The Board of Directors unanimously recommends a vote in favor of each named nominee in Class II. Nominees: 01) Tae Hea Nahm 02) Frank Marshall 03) Aaref Hilaly The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. To ratify the selection by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2016. To ratify and approve the Amended and Restated MobileIron, Inc. 2014 Equity Incentive Plan. 3. NOTE: The Board of Directors knows of no other matters that will be presented for consideration at the 2016 Annual Meeting. If any other matters are properly brought before the 2016 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Form 10-K and Stockholder Letter are available at www.proxyvote.com. E07420-P77812 MOBILEIRON, INC. Annual Meeting of Stockholders June 23, 2016 10:00 AM (PDT) This proxy is solicited by the Board of Directors The stockholders hereby appoint Laurel Finch as proxy with the power to appoint her substitute, and hereby authorize her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of MOBILEIRON, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held online at 10:00 AM, PDT on June 23, 2016, at www.virtualshareholdermeeting.com/MOBL2016, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations to vote FOR each of the nominees listed in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3. Continued and to be signed on reverse side